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                                                                     EXHIBIT (j)

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accountants" and to the incorporation by reference of our report dated April 28, 2004 on the financial statements of the Wayne Hummer Investment Trust comprised of the Wayne Hummer CorePortfolio Fund and the Wayne Hummer Growth Fund in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Wayne Hummer Investment Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 29 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-87153) and in the Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-3880).


                                                ERNST & YOUNG LLP

Chicago, Illinois
July 27, 2004